         Agreement with Anthony Welch, as amended CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made as of June 20, 2002 by and between GoldenTree Capital, LLC ("GTC" ), to 1739 University Ave. #339, Oxford,
MS 38655 and Legends of the Faith, Inc. ("Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to Mergers, Acquisitions, Private Placement Offerings, Public
Filings/Registration Statements, and Capital Formation Strategies for the
Company; and

WHEREAS, the Company wishes to induce GTC to provide these consulting services to the Company,

WHEREAS, GTC wishes to provide Company with these consulting services.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT

The Company hereby engages GTC and GTC agrees to render various consulting services to the Company upon the terms and conditions hereinafter set forth.

2. TERMS

The term of this Agreement began as of the date of this Agreement, and shall terminate 1 year from the date of this Agreement, unless earlier terminated as provided below. At any time following the first 6 months, this Agreement may be terminated by either party with 30 days written notice.

3. SERVICES

During the term of this Agreement, GTC shall provide advice to, undertake for and consult with the Company concerning Mergers, Acquisitions, Private Placement
Offerings, Public Filings/Registration Statements, and Capital Formation
Strategies.

We understand that the Company anticipates several acquisitions and related endeavors over the term of this agreement and desires to receive consulting, facilitation, and management services provided by GTC relating to these acquisitions and related endeavors.

We understand that it is the Company's intention to go public by a selling stockholder registration statement on Form SB-2 and subsequently have those shares traded on the NASDAQ: OTCBB ("NASDAQ Bulletin Board") or through a Merger
Agreement with a pre-existing company traded the AMEX ("American Stock
Exchange") or through a direct application to the AMEX exchange when the Company qualifies.

GTC agrees to provide the following services, and additional services contemplated thereby: Advise the Company on strategy to obtain funding through a private placement or loan to the Company. Such loan may be secured by up to
2,000,000 shares held by J & J Holdings, Inc. The amount of the loan should be a minimum of $250,000 up to a maximum of $500,000. The Company, at its discretion, may award GTC 50,000 shares of stock in Legends of the Faith, Inc for the advice and strategy received.

1) Assist Company with short-range and long-range strategic planning to develop and enhance the Company's products and services;

2) Assist Company in locating a licensed Broker-Dealer to market their offering.
The Company will be solely responsible for convincing a Broker-Dealer to market their offering and for compensation payable to the Broker-Dealer.

3) Advise Company on various fundraising and capital formation strategies.

4) Advise Company on strategy related to Company's Public Offerings and Private
Offerings under Regulation D.

5) Assist Company in preparation of documents concerning Company's Private
Placement Memorandums under Regulation D.

6) Assist Company in preparation of documents concerning the Company's selling stockholder registration statement on Form SB-2.

7) Assist Company in preparation of documents concerning Form 15c211 to be filed with the NASD for subsequent listing on the OTCBB.

8) Assist in the location of a suitable AMEX company for potential merger.

9) Assist Company in locating and securing representation with a Specialist on the AMEX exchange should Company become listed on AMEX through direct application or through a merger with a pre-existing AMEX company.

10) Assist Company with locating and negotiating a contract with a licensed level three market maker.

11) Assist Company in answering any and all comment letters received from the
NASD or SEC.

12) Assist Company in the identification, evaluation, structuring, negotiating and closing of strategic alliances and Mergers or Acquisitions.

4. DUTIES OF THE COMPANY

The Company shall provide GTC and its counsel, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by GTC and its counsel, and shall advise GTC of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

5. COMPENSATION

Company shall pay the following compensation:

5.1 Company agrees to pay GTC $7,500 each month for months 4-12 of this agreement, unless the agreement is terminated at an earlier date in accordance with the Section 2.

5.2 This compensation in its entirety is deemed fully earned upon execution of this agreement, is not contingent and is non-refundable, unless the agreement is terminated as per the terms above.

        5.3a In lieu of cash, and at the discretion of Company, 33.33% of the above compensation may be paid in common stock of the Company (the
             "Shares") valued at the share-price as quoted in the most recent
             Private Placement Memorandum offered by the Company or if the
             Company is publicly-traded then one half of the average BID price, as quoted at market-close, from the previous 20 market trading days calculated from the date of Invoice. As soon as possible, these shares shall be registered with the United States Securities and
             Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of three (3) years from the date hereof.

        5.3b In lieu of cash, and at the discretion of Company and by agreement by GTC, 33.33% of the above compensation may be paid in common stock of the Company (the "Shares") valued at the share-price as quoted in the most recent Private Placement Memorandum offered by the Company or if the Company is publicly-traded then one half of the average BID price, as quoted at market-close, from the previous
             20 market trading days calculated from the date of Invoice. As soon as possible, these shares shall be registered with the United
             States Securities and Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of three (3) years from the date hereof.

        5.3c In lieu of cash, and at the discretion of GTC, 33.33% of the above compensation may be paid in common stock of the Company (the
             "Shares") valued at the share-price as quoted in the most recent
             Private Placement Memorandum offered by the Company or if the
             Company is publicly-traded then one half of the average BID price, as quoted at market-close, from the previous 20 market trading days calculated from the date of Invoice. As soon as possible, these shares shall be registered with the United States Securities and
             Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of three (3) years from the date hereof.

5.4 Concurrently with the filing of the Company's 15c211 or the signing of a
Merger Agreement with a public company (whichever comes first), the Company shall issue to GTC 250,000 shares of common stock of the Company (the "Shares")
on a fully-diluted basis. These shares shall be registered with the United
States Securities and Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets on the Company's SB-2 filing. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of three
(3) years from the date hereof.

6. REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to GTC and its counsel and acknowledges its awareness that GTC and its counsel will rely on such continuing functions. GTC and its counsel in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. In that connection, The
Company agrees that we may rely upon all information that is provided by the
Company or their agents without independent investigation. Further, the Company agrees that we will not be responsible for a "due diligence" investigation of the factual matters contained in documents we prepare. In connection with SEC documents: The Company' s other officers and directors will be required to sign an affidavit attesting that:

The offering or filing documents have been read and understood;

All documents provided to our office in connection with preparation of the offering or filing documents are true and correct;

All matters contained in the offering or filing documents are true and correct;
and The offering or filing documents do not contain any misstatements or omissions of any facts necessary to make the offering or filing documents not misleading.

The Company agrees to indemnify, hold harmless and defend GTC and its counsel from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

7. MISCELLANEOUS

Termination: This Agreement may be terminated by GTC upon written notice to the
Company which shall be effective five (5) business days from the date of such notice. If Company terminates this agreement, all compensation due for the minimum term of 6 months is fully vested and immediately payable.

Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party. Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

Assignment: The Shares, if any, under this Agreement are assignable at the discretion of the GTC. Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this
Agreement shall be submitted to arbitration under the rules of the American
Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Oxford, MS. The interpretation and the enforcement of this Agreement shall be governed by Mississippi law as applied to residents of the State of
Mississippi relating to contracts executed in and to be performed solely within the State of Mississippi. In the event any dispute is arbitrated, the prevailing
Party (as determined by the arbitrator(s)) shall be entitled to recover that
Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

Expenses: GTC's compensation does not include any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses, all of which must be paid directly by the Company. GTC will list such fees in a cover letter included with the submission of the aforementioned documents to
Company for its review and execution. Company must issue check in full payment of these fees, payable to the appropriate payee, in the appropriate amount, and return the checks to GTC along with the executed documents. GTC will submit these checks to the appropriate payees along with the associated documents.
Similarly, GTC is not responsible for certain printing or accounting expenses.
(Company is responsible for obtaining its own audited financial statements)
associated with the documentation described above. GTC will list such expenses in the aforementioned cover letter (if applicable). Company will issue a check for these costs and expenses and return the check to GTC along with the executed documents for their submission to the appropriate authorities. Company agrees to reimburse expenses incurred by GTC up to $300 per month. Expenses exceeding $300 within any month must be approved in writing by Company.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

/s/ Anthony Welch                                       /s/ Gene Jackson
-------------------------                               -----------------------
    Anthony K. Welch, Chairman                              Gene Jackson, Legends of the Faith

Letter of Assignment GoldenTree Capital, LLC hereby assigns all our rights, duties and obligations under the Agreement with Legends of the Faith, Inc., dated 6/20/02 to Anthony Welch, personally, who shall assume responsibility personally for performing such duties.

Agreed and Accepted:

 /s/ Gene Jackson
     Gene Jackson, Chairman
     Legends of the Faith, Inc.

Agreed and Accepted:

 /s/ Anthony Welch
     Anthony Welch